Exhibit 10.1


                               EMPLOYMENT CONTRACT


                  THIS EMPLOYMENT CONTRACT ("Contract") is made effective the 20th day of December, 1999 ("Effective Date"), by and between FIRST AID SELECT, INC., a Florida corporation ("Employer") and ROBERT I.
SUSSMAN ("Employee").

         1. Employment. The Employer employs the Employee as the Chief Executive Officer of Employer and the Employee accepts such employment, upon the terms and conditions set forth in this Contract.

         2. Term. The Employee's employment with the Employer shall commence the day after the closing of the Share Purchase Agreement between Van Dyne-Crotty, Inc., Employee and Scott Siegel (the "Share Agreement"), and shall continue for a period of 60 months or until otherwise terminated as provided in this Contract ("Term").

         3. Compensation. The Employer shall pay the Employee an annualized Base Compensation of $100,000, commencing January 1, 2000. The Employee shall be eligible for a one time $25,000 increase in his Base Compensation as of January 1 of the year subsequent to which the Employer's net income after tax exceeds $250,000.
         In addition to Employer's Base Compensation, the Employer shall pay to Employee (i) an annual bonus of $25,000, payable on December 31 of each year in which Employee's Base Compensation is less than $125,000; and (ii) an annual bonus equal to 50% of Employee's Base Compensation for the prior year, payable 30 days after submission of the financial statements to the Employer's Board of Directors, provided that the Employer meets or exceeds all goals for the prior year set forth in such business plan, as attached hereto as Exhibit A, and which may be amended from time to time by the Employer's Board of Directors .

         4. Duties and Responsibilities. The Employee shall faithfully discharge the duties that may be reasonably assigned to him by the Employer and which are generally commensurate with those of a chief executive officer. The Employee shall devote all of the Employee's business time and attention to the discharge of his assigned duties and shall use his best efforts for the success of the Employer's business.

         The Employee shall not, during the Term, except with the written consent of the Employer, engage in any activities, whether alone, or as an agent, consultant, partner, member, share holder, owner, employee, officer, director, manager, contractor or otherwise, if such activities (i) materially interfere with the Employee's performance of his assigned duties, or (ii) involve any activity competitive with and adverse to Employer's business.


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         5. Fringe Benefits. The Employee shall be entitled to participate during the Term in any plans or agreements maintained by the Employer, or affiliated entities to the extent the Employee is entitled to participate in such, relating to retirement, health and life insurance and other related benefits for its employees, all in accordance with their terms and conditions and subject to Employee's insurability at standard rates.

         In addition, Employer shall pay to or reimburse the Employee up to $500 for an automobile allowance.

         6.  Stock Options.

                  6.1 Definitions. Unless the context otherwise requires, the following terms shall have the following meanings in this Section 6:

                  A. "Cause" means (i) the conviction of any crime, (ii) significant intentional destructive act committed by the Employee against the Employer or its employees,
                           (iii) an act of moral turpitude or condition by the Employee while an employee of the Employer which has a significant detrimental effect on the business or reputation of the Employer, or (iv) a consistent failure of the Employee to perform his reasonably assigned duties as an employee of the Employer which has a detrimental effect on the business or reputation of the Employer. A determination of Cause shall be made by the Board in good faith after written notice by the Employer to the Employee stating the current problems with the Employee and giving the Employee a reasonable period of time to correct such if, in the Board's opinion, such is correctable.

                  B. "Change of Control" means the (i) transfer or other act or action in which a majority of the Shares are transferred to a new owner or owners in a single transaction or a series of transactions occurring within any 12 month period or (ii) the merger or consolidation of the Employer with any other entity, or (iii) the sale of substantially all of the assets of the Employer.

                  C.       "Date of Grant" means January 1, 2000.

                  D.       "Option Expiration Date" means January 1, 2010.

                  E. "Option Exercise Period" means the period, up to the Option Expiration Date, during which the option granted hereby is exercisable.


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                  F.       "Shares" means the shares of the common capital stock
                           of the Employer.

                  6.2 Grant of Option. The Employer hereby grants to the Employee, effective as the Date of Grant, an option (the "Option") to purchase 150,000 Shares pursuant to the terms of this Agreement.

                  In the event of a change in outstanding Shares by reason of a Share dividend, recapitalization, stock split, combination or exchange of shares, or the like, the maximum number of Shares subject to Option shall be appropriately adjusted by the Employer (disregarding any fractional Shares resulting therefrom).

                  6.3 Option Price. The exercise price of the Option shall be $1.50 for each Share issued pursuant to the Option.

                  6.4 Duration. Subject to the limitations set forth below, the Option shall expire on the Option Expiration Date. The Option shall in no event be exercisable after the Option Expiration Date.

                  6.5 Limitations on Exercise. The Option may be exercised during the Option Exercise Period only as follows:

                                                         Cumulative Number
                                                        of Shares Available
                  From and After (Date of Grant)           For Purchase
                  ------------------------------           ------------

                  (Date of Grant)                               0%
                  December 31, 2000                            10%
                  December 31, 2001                            30%
                  December 31, 2002                            50%
                  December 31, 2003                            75%
                  December 31, 2004                           100%

                  Notwithstanding the above Schedule, the cumulative number of Shares available for purchase by the Employee upon a Change of Control shall be 100%

Employee may purchase all or any part of the Shares available for purchase at any time on or after the date on which such Shares become available for purchase and on or before the Option Expiration Date.

                  6.6   Termination of Employment.

         A. In the event the Employee ceases to be employed by the Employer, the Option shall terminate as follows:

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                  1.       If Employee's termination of employment is due to his
                           death or disability, the Option (to the extent exercisable at the time of Employee's termination of employment) shall be exercisable for a period of one year following such termination of employment, but thereafter shall terminate and shall be canceled.

                  2. If Employee's termination of employment is for any reason other than death, disability or Cause, the Option (to the extent exercisable at the time of Employee's termination of employment) shall be exercisable for a period of three months following such termination of employment, but thereafter shall terminate and shall be canceled.

                  3. If Employee's termination of employment is for Cause, the unvested portion of the Option, whether exercisable or not, shall terminate and be canceled upon such termination of employment.

         B. If Employee dies following termination of Employee's employment but during the period in which the Option continues to be exercisable in accordance with this Section, the Option shall continue to be exercisable (to the extent exercisable by Employee at the time of death) by Employee's estate or by the person who acquires the right to exercise the Option by bequest or inheritance, for a period of one year following the date of Employee's death (but in no event after the Option Expiration Date).

                  6.7 Non-Transferability. The Option may not be transferred by Employee other than by will or the laws of descent and distribution. The Option shall be exercisable during the lifetime of Employee only by him or his legal representative.

                  6.8 Withholding of Taxes. The Employer shall have the right to deduct from any payment of cash to Employee an amount equal to the federal, state and local income taxes and other amounts required by law to be withheld with respect to any Option. In addition, if Employee is entitled to receive Shares upon exercise of the Option, the Employer shall have the right to require Employee, prior to the delivery of the Shares, to pay to the Employer the amount of any federal, state or local income taxes or other amounts which the Employer is required by law to withhold.

                  6.9 Voting Trust Agreement. Employee's shares acquired pursuant to exercise of the Option shall be subject to the Voting Trust Agreement between Employee, Van Dyne-Crotty, Inc., and other shareholders, dated as of the date hereof, as such agreement may be amended from time to time.


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                  6.10 Compliance with Florida Securities Laws. The Option may not be exercised unless, at the time of such exercise, the Shares to which the exercise relates (i) are exempt securities under the Florida securities laws, or
(ii) are the subject matter of an exempt transaction under such laws, or (iii) are registered by description, by coordination, or by qualification under such laws, or (iv) are the subject matter of a transaction which has been registered by description under such laws. The Employer shall use reasonable efforts to satisfy the foregoing condition.

                  6.11. Non-Alienation of Benefits. No benefit payable under this Contract may be anticipated, alienated, sold, transferred, assigned, pledged, garnished or encumbered by the Employee, and any attempt to do so will be void.

                  6.12 No Guarantee of Employment. The Employee expressly acknowledges that neither the grant of the Option nor the exercise thereof nor any other provisions of this Contract constitutes a guarantee of employment by the Employer.

         7. Vacation. The Employee shall be entitled to three weeks for time off for vacation, to be taken in accordance with the Employer's policies in effect from time to time.

         8. Expenses. The Employee may be reimbursed for the Employee's reasonable business expenses for the benefit of the Employer in accordance with the general policies of the Employer as adopted from time to time. The Employee shall provide the Employer with any documentation for such expenses as the Employer may require for federal income tax deduction purposes.

         9. Termination. This Contract shall be terminated upon the happening of any of the following events:

         A. Whenever the Employer and the Employee shall mutually agree in writing to a termination;

         B.       Upon the death of the Employee;

         C. Immediately upon notice by the Employee to the Employer upon the Employer's breach of any of the material terms or provisions of this Contract or by the Employer for Cause; or

         D. Notwithstanding any of the above provisions, immediately upon written notice by the Employer to the Employee of his termination of employment without cause. In such event, within 30 days of termination, the Employer shall pay the Employee a severance amount equal to one-half of the Employee's then current annualized Base Compensation.


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         10. Files. All records contained in the Employer's files are the property of the Employer, and the Employee shall not remove or copy such records upon the termination of the Employee's employment.

         11. Governing Law. This Contract shall be governed by the laws of the State of Florida and shall be construed in accordance therewith without reference to its conflict of law provision. The parties intend to and hereby confer jurisdiction to enforce this Agreement upon the courts of and for Florida.

         12. Severability. In the event that any word, phrase, clause, sentence or other provision in this Contract shall violate any applicable statute, ordinance or rule of law in any jurisdiction which governs this Contract, such provisions shall be ineffective to the extent of such violation without invalidating any other provision in this Contract.

         13. Notice. All notices, requests, demands and other communications required or permitted to be given under this Contract shall be in writing and shall be deemed to have been given (a) when delivered personally, (b) the third business day after being deposited in the U.S. mail, certified, postage prepaid, return receipt requested, or (c) on the first business day after being sent by a nationally recognized overnight express courier service, to a party addressed as follows:

         If to Employee:
         ---------------

         Robert I. Sussman
         10120 Vestal Court
         Coral Springs, Florida 33071

         If to Employer:
         ---------------

         President
         First Aid Select, Inc.
         10211 NW 53rd Street
         Sunrise, Florida 33351-0824

         14. Amendments, No Waiver. This Contract may not be amended, altered, modified or extended except by written agreement signed by each of the parties. No provision may be waived except by an agreement in writing signed by the waiving party. A waiver of any term or provision shall not be construed as a waiver of any other term or provision.


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         IN WITNESS WHEREOF, the parties have signed this Contract as of the day and year first above written.


                                          EMPLOYER

                                          FIRST AID SELECT, INC.


                                          By ___________________________________
                                                Scott Siegel, Chairman


                                          EMPLOYEE


                                          ______________________________________
                                                    Robert I. Sussman



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